SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 6, 2002

Date of report (Date of Earliest Event Reported)

FBR ASSET INVESTMENT CORPORATION
(Exact name of Registrant as specified in Its Charter)

VIRGINIA	01-15049	54-1873198

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209

(Address of principal executive offices and zip code)

(703) 469-1000

Registrant’s telephone number, including area code

ITEM 5. OTHER EVENTS.

     After the close of the market on December 6, 2002, FBR Asset Investment Corporation sold an aggregate of 1,100,000 shares of its common stock, $.01 par value per share, directly to Legg Mason Opportunity Trust and Legg Mason Capital Management, as advisor to and on behalf of its clients, from FBR Asset’s shelf registration statement at a price of $33.65 per share. In this transaction, Legg Mason Opportunity Trust purchased 1,000,000 shares of common stock and Legg Mason Capital Management purchased 100,000 shares of common stock. Bill Miller manages both of these Legg Mason funds. The settlement date for the transaction is expected to be on or around December 12, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR ASSET INVESTMENT CORPORATION

Date: December 6, 2002	By: /s/ Eric F. Billings
Name: Eric F. Billings
Title: Chairman and Chief Executive Officer

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